                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 15, 2003

                            Trikon Technologies, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                     000-22501                  95-4054321
         --------                     ---------              -----------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)

Ringland Way, Newport, Gwent NP18 2TA, United Kingdom                  ______
-----------------------------------------------------                  ------
      (Address of principal executive office)                        (Zip Code)

       Registrant's telephone number, including area code: 44-1633-414-000


 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.           Regulation FD Disclosure

         In upcoming meetings with certain stockholders, our management will present a presentation about our management, products and operations. A copy of such presentation is available on our web site at http://www.trikon.com on the Company and Finance page.

         Certain statements made in such presentation are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such forward looking statements or comments include or relate to, but are not limited to, our product development, market penetration and results of operations. Such forward-looking statements are subject risk and uncertainties, including, but not limited to, our ability to respond to economic, commercial and technical trends, the market acceptance of our products, our ability to control expenses, the resolution of copper/low k integration and devise shrink development efforts at device companies, development efforts in the field of low k dielectrics, the long implementation periods in the semiconductor, photonics and MEM industries, the acceptance of new products by individual customers and by the marketplace, as well as the other risks described from time to time in the reports we file with the SEC.

         All forward-looking statements in such presentation are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements. Stockholders are cautioned not to place undue reliance on such statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 15, 2003              TRIKON TECHNOLOGIES, INC.



                                  By:   /s/ Jihad Kiwan
                                        -------------------------------------
                                        Jihad Kiwan
                                        President and Chief Executive Officer